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                                    EXHIBIT 5

                        OPINION OF MURRAY GROSS, ESQUIRE


                                                        April 24, 1998


EG&G, Inc.
45 William Street
Wellesley, MA  02181


Ladies and Gentlemen:

     I have been requested to furnish you my opinion as to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission or about April 24, 1998, relating to the registration of 200,000 shares (the "Shares") of the Common Stock, $1 Par Value, of EG&G, Inc. (the "Company"), issuable upon the exercise of stock options granted pursuant to the stock option plan described in the Registration Statement (the "Plan").

     I have been associated with the Company for 27 years, and during that time I have served as an Attorney, General Counsel, and since April 24, 1990, as General Counsel of EG&G, Inc. I have examined the Restated Articles of Organization of the Company and all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts, the amended By-Laws of the Company, all resolutions adopted by the directors and stockholders of the Company relating to the Plan, the aforesaid Registration Statement and Plan, and such other documents as I deem material for the purposes of this opinion.

     Based upon the foregoing, I am of the following opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                       Very truly yours,


                                       /s/ Murray Gross
                                       -------------------------------------
                                       Murray Gross
                                       Senior Vice President and
                                       General Counsel



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